SKILLZ INC. and THE GUARANTORS NAMED HEREIN 10.250% SECURED NOTES DUE 2026 FIRST SUPPLEMENTAL INDENTURE Dated as of April 13, 2023 UMB Bank, N.A. as Trustee and Collateral Agent

SUPPLEMENTAL INDENTURE FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 13, 2023, among Skillz Inc., a Delaware corporation (the “Issuer”), the Guarantors (as defined in the Indenture referred to herein) and UMB Bank, N.A., a national banking association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”) under the Indenture referred to below. W I T N E S E T H WHEREAS, the Issuer has heretofore executed and delivered to the Trustee and Collateral Agent an indenture, dated as of December 20, 2021 (the “Indenture”), providing for the issuance of 10.250% Secured Notes due 2026 (the “Notes”); WHEREAS, the Issuer has solicited the consent of the Holders of the Notes to the execution and delivery of a supplemental indenture to effect the amendment to the Indenture contemplated by Section 1 hereto; WHEREAS, Section 9.2 of the Indenture provides that the Issuer, the Guarantors the Trustee and Collateral Agent may amend or supplement the Indenture with the consent of the Holders of at least a majority in principal amount of the outstanding Notes; WHEREAS, the Holders, constituting Holders of at least a majority in principal amount of Notes outstanding as of April 11, 2023, have approved this Supplemental Indenture; WHEREAS, the Issuer has requested and hereby requests that the Trustee and Collateral Agent execute and deliver this Supplemental Indenture; and WHEREAS, the execution and delivery of this Supplemental Indenture have been duly authorized by the Issuer and the Guarantors and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with. NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors, the Trustee and Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows: 1. AMENDMENT OF INDENTURE. Clause (14) of Section 3.3(b) of the Indenture is hereby amended and restated to read as follows: “ (14) Restricted Payments (including loans or advances) in an aggregate amount outstanding at the time made not to exceed $25.0 $65.0 million at such time;” 2. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. 3. NO RECOURSE AGAINST OTHERS. No director, general or limited partner, member, officer, employee, incorporator or stockholder or other owner, past, present or future, of any Capital Stock of the Issuer or any Restricted Subsidiary, or any Parent Entity, as such, will have any liability for any obligations of the Issuer or its Restricted Subsidiaries under the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws. 4. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. 5. SEVERABILITY. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability. 6. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. 7. THE TRUSTEE AND THE COLLATERAL AGENT. Each of the Trustee and the Collateral Agent make no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto. 8. COUNTERPARTS. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. 9. HEADINGS. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature Page to First Supplemental Indenture] IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written. ISSUER: SKILLZ INC. By: /s/ Andrew Paradise Name: Andrew Paradise Title: CEO

[Signature Page to First Supplemental Indenture] GUARANTORS: SKILLZ PLATFORM INC. By: /s/ Andrew Paradise Name: Andrew Paradise Title: CEO AARKI, LLC By: /s/ Andrew Paradise Name: Andrew Paradise Title: CEO ARCHYAPPS, LLC By: /s/ Andrew Paradise Name: Andrew Paradise Title: CEO HEPTACOPTER, LLC By: /s/ Andrew Paradise Name: Andrew Paradise Title: CEO

[Signature Page to First Supplemental Indenture] UMB BANK, N.A. as Trustee By: /s/ Israel Lugo Name: Israel Lugo Title: Vice President UMB BANK, N.A. as Collateral Agent By: /s/ Israel Lugo Name: Israel Lugo Title: Vice President